Exhibit 99.1

                  PC Connection, Inc. Reports Second
  Quarter Results; Company Experiences Year-over-Year and Sequential
                 Sales Growth in All Business Segments


    MERRIMACK, N.H.--(BUSINESS WIRE)--July 28, 2005--PC Connection, Inc. (NASDAQ: PCCC), a leading direct marketer of information technology products and solutions, today announced results for the quarter ended June 30, 2005. Net sales for the three months ended June 30, 2005 increased by $15.4 million, or 4.6%, to $350.7 million from $335.3 million for the three months ended June 30, 2004. Net income for the quarter ended June 30, 2005 was $1.7 million, or $.07 per share, compared to $2.3 million, or $.09 per share for the three months ended June 30, 2004. Net sales for the six months ended June 30, 2005 increased by $11.6 million, or 1.7%, to $674.6 million from $663.0 million for the six months ended June 30, 2004. Net income for the six months ended June 30, 2005 was $2.7 million, or $.11 per share, compared to $3.4 million, or $.14 per share for the six months ended June 30, 2004.
    Net sales for the small- and medium-sized business (SMB) segment increased by 6.8% from the second quarter of 2004 to $207.3 million and increased sequentially by 3.5% over the immediately preceding quarter. Sales to large account customers increased by 0.7% over the second quarter of 2004 to $78.5 million and increased by 2.7% over the first quarter of 2005. Sales to government and education customers (the Company's public sector segment) increased for the quarter by 2.6% to $65.0 million compared to the second quarter of 2004.
    Patricia Gallup, Chairman and Chief Executive Officer of PC Connection, Inc., said, "We are encouraged by our overall second quarter results, having experienced both year-over-year and sequential sales growth in our SMB, large account, and public sector segments. We expect the year-over-year trend to continue for all three business segments. In the public sector, which is entering the historically strongest purchasing period, we are positioned to expand our current GSA schedule, secure new contracts, and increase market share."
    Notebooks and PDAs continued to be the Company's largest product category, accounting for 18.1% of net sales in the second quarter of 2005 compared to 20.1% for the corresponding period a year ago. Desktop computers and servers accounted for 14.8% of net sales in the second quarter of 2005 compared to 13.8% of net sales for the corresponding period a year ago. The Company experienced double-digit year-over-year growth in several product categories. Sales of desktops and servers, net/com products, and accessories/other increased 11.9%, 17.5%, and 17.1%, respectively, in the second quarter of 2005.
    Gross profit margin, as a percentage of net sales, was 11.6% in the second quarter of 2005 compared to 10.8% in the second quarter of 2004, and compared to 11.5% in the first quarter of 2005. The year-over-year increase was attributable to the Company's refinement of its reclassification of certain vendor consideration proceeds from selling, general, and administrative expenses ("SG&A") to cost of sales, as required by issue No. 02-16 of the Emerging Issues Task Force ("EITF 02-16"). During the second quarter of 2005, the Company reclassified an additional $3.6 million of vendor consideration from SG&A expenses to cost of goods sold, increasing gross profit margins by 103 basis points. Partially offsetting this increase was a 23-basis-point reduction in gross profit margin due to the increased competitive nature of the business during the second quarter. As previously stated, the Company expects that its gross profit margin as a percentage of net sales may vary by quarter based upon vendor support programs, product mix, pricing strategies, market conditions, and other factors.
    Consolidated annualized productivity decreased slightly in the second quarter of 2005 by 1.8% compared to the second quarter of 2004 but increased sequentially by 6.4%, as all three segments improved sequentially. The total number of sales representatives as of June 30, 2005 increased by 6.9% to 602 from 586 as of March 31, 2005 and from 563 as of June 30, 2004.
    Total selling, general, and administrative expenses, as a percentage of sales, increased to 10.7% in the second quarter of 2005 compared to 9.4% in the corresponding period a year ago, primarily as the result of the EITF 02-16 reclassification referred to earlier. The Company expects that its SG&A, as a percentage of net sales, may vary by quarter depending on changes in sales volume, as well as the levels of continuing investments in key growth initiatives.
    Earlier this month, the Company hired Kenneth A. Grady as Vice President, General Counsel and Secretary. Grady brings a strong legal and retail background to the organization, having served in legal and operational roles at companies such as KB Toys, Inc., Payless ShoeSource, Inc., and HNI Corporation.
    Ms. Gallup concluded, "PC Connection continues to add talent to its already strong and experienced management team. In addition, we believe we have the right product and market strategies, brand recognition, and sharp focus on service to grow our business and enhance long-term shareholder value."

    PC Connection, Inc., a Fortune 1000 company, operates three sales subsidiaries, PC Connection Sales Corporation of Merrimack, NH, GovConnection, Inc. of Rockville, MD, and MoreDirect, Inc. of Boca Raton, FL. PC Connection Sales Corporation (1-800-800-5555) is a rapid-response provider of information technology (IT) products and solutions offering more than 100,000 brand-name products to businesses through its staff of technically trained sales account managers and catalog telesales representatives, catalogs, and publications, and its web site at www.pcconnection.com. The subsidiary serves the Apple/Macintosh community through its MacConnection division (1-800-800-2222), which also publishes specialized catalogs and is online at www.macconnection.com. GovConnection, Inc. (1-800-800-0019) is a rapid-response provider of IT products and solutions to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, and publications, and online at www.govconnection.com. MoreDirect, Inc. (www.moredirect.com) provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. All three subsidiaries can deliver custom-configured computer systems overnight.
    A live webcast of PC Connection management's discussion of the second quarter will be available on the Company's Web site at www.pcconnection.com and on www.streetevents.com. The webcast will begin today at 11:00 a.m. Eastern Time.

    "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results and other risks detailed under the caption "Factors That May Affect Future Results and Financial Condition" in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2005. More specifically, the statements in this release concerning the Company's outlook for 2005 and the statements concerning the Company's gross margin percentage, productivity, and selling and administrative costs and other statements of a non-historical basis (including statements regarding implementing strategies for future growth, the ability of the Company to improve sales productivity and increase its active customers) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs and the ability of the Company to hire and retain qualified sales representatives and other essential personnel.


CONSOLIDATED SELECTED FINANCIAL HIGHLIGHTS
 At or for the Three
 Months Ended June 30,      2005               2004
 (Dollars and shares               % of               % of        %
  in thousands, except              Net                Net      Change
  operating data,                  Sales              Sales
  price/earnings ratio
  and per share data)

Operating Data:
  Net sales             $350,710          $ 335,335              4.6%
  Diluted earnings
   per share            $    .07          $     .09            (22.2)

  Gross profit margin       11.6%              10.8%
  Operating margin           0.9                1.2
  Return on equity(1)        4.1                5.7

  Catalogs distributed 7,196,000          7,205,000             (0.1)
  Orders entered(2)      351,300            308,700             13.8
  Average order size(2) $  1,160          $   1,318            (12.0)

  Inventory turns(1)          19                 16
  Days sales
   outstanding                41                 41


Product Mix:
  Notebooks & PDAs     $  63,615    18.1  $  67,413     20.1%   (5.6)%
  Desktops/Servers        51,720    14.8     46,228     13.8    11.9
  Storage Devices         28,739     8.2     26,710      8.0     7.6
  Software                42,557    12.1     39,435     11.8     7.9
  Net/Com Products        27,830     7.9     23,680      7.0    17.5
  Printers & Printer
   Supplies               37,696    10.8     39,737     11.8    (5.1)
  Video, Imaging &
   Sound                  43,165    12.3     42,157     12.6     2.4
  Memory & System
   Enhancements           17,480     5.0     17,593      5.2    (0.6)
  Accessories/Other       37,908    10.8     32,382      9.7    17.1
                       ---------   ------ ---------    ------   -----
                       $ 350,710   100.0% $ 335,335    100.0%    4.6%
                       =========   ====== =========    ======


Net Sales of Enterprise Server and Networking Products (included in the above Product Mix):

                       $  95,066   27.1%  $  83,696    25.0%    13.6%
                       =========          =========
  Stock Performance
   Indicators:
  Actual shares
   outstanding            25,224             25,045
  Total book value
   per share           $    6.72          $    6.43
  Tangible book value
    per share          $    4.55          $    4.51
  Closing price        $    6.21          $    6.53
  Market
   capitalization      $ 156,641          $ 163,544
  Trailing
   price/earnings
   ratio(3)                   21                 25

(1)  Annualized
(2)  Does not reflect cancellations or returns
(3)  Earnings is based on the last four quarters


 SELECTED SEGMENT INFORMATION
 For the Three Months
  Ended June 30,                2005                     2004
 (Dollars in               Net        Gross         Net       Gross
  thousands)              Sales     Margin (%)     Sales    Margin (%)

 PC Connection Sales
  Corporation (SMB)     $ 207,296     12.4%     $ 194,058    11.7%
 GovConnection (Public
  Sector)                  64,957     10.4         63,335     9.1
 MoreDirect (Large
  Account)                 78,457     10.5         77,942     9.8
                        ---------     -----     ---------    -----
      Total             $ 350,710     11.6%     $ 335,335    10.8%
                        =========     =====    ==========    =====


CONSOLIDATED INCOME STATEMENTS
Three Months Ended June 30,           2005               2004
(Amounts in thousands, except   Amount   % of Net   Amount   % of Net
 per share data)                           Sales               Sales

Net sales                      $350,710   100.00%   $335,335 100.00%
Cost of sales                   310,096    88.42     299,173  89.22
                               --------   ------    --------  -------
       Gross Profit              40,614    11.58      36,162  10.78

Selling, general, and
 administrative expenses         37,379    10.66      31,483   9.39
Special charges                       -        -         753    .22
                               --------   ------    --------  -------
       Income From Operations     3,235      .92       3,926   1.17

Interest expense                   (285)    (.08)       (341)  (.10)
Other, net                           50      .01          54    .01
Income tax provision             (1,274)    (.36)     (1,383)  (.41)
                              ----------    -----   ---------  ------
       Net Income             $   1,726      .49%   $  2,256    .67%
                              ==========    =====   =========  ======

Weighted average common shares
 outstanding:
   Basic                         25,157               25,008
                              =========             ========
   Diluted                       25,211               25,225
                              =========             ========
Earnings per common share:
   Basic                      $     .07             $    .09
                              =========             ========
   Diluted                    $     .07             $    .09
                              =========             ========


CONSOLIDATED INCOME STATEMENTS
Six Months Ended June 30,               2005                 2004
(Amounts in thousands, except     Amount    % of       Amount   % of
 per share data)                             Net                 Net
                                            Sales                Sales

  Net sales                     $674,561   100.00%   $662,970  100.00%
  Cost of sales                  596,613    88.45     592,883   89.43
                                --------   -------   --------  -------
         Gross Profit             77,948    11.55      70,087   10.57

  Selling, general, and
   administrative expenses        72,795    10.79      62,173    9.38
  Special charges                      -        -       1,783     .27
                                --------   -------   --------  -------
         Income From Operations    5,153      .76       6,131     .92

  Interest expense                  (557)    (.08)       (725)   (.11)
  Other, net                          25        -         101     .02
  Income tax provision            (1,947)   ( .28)     (2,093)   (.32)
                                --------   -------   --------  -------
         Net Income             $  2,674      .40%   $  3,414     .51%
                                ========   =======   ========  =======
Weighted average common shares
 outstanding:
     Basic                        25,142               25,003
                                ========              =======
     Diluted                      25,274               25,295
                                ========              =======
  Earnings per common share:
     Basic                      $    .11             $    .14
                                ========              =======
     Diluted                    $    .11             $    .14
                                ========              =======

CONSOLIDATED BALANCE SHEETS                   June 30,    December 31,
(Amounts in thousands)                          2005         2004

ASSETS

  Current Assets:
  Cash and cash equivalents                  $   16,502   $    6,829
  Accounts receivable, net                      123,743      120,752
  Inventories - merchandise                      61,593       78,390
  Deferred income taxes                           2,858        3,039
  Income taxes receivable                         1,621        1,325
  Prepaid expenses and other current assets       4,491        3,644
                                             ----------   ----------
         Total current assets                   210,808      213,979
  Property and equipment, net                    16,406       17,647
  Goodwill, net                                  51,687       51,687
  Other intangibles, net                          2,864        3,040
  Other assets                                      333          189
                                             ----------   ----------
         Total assets                        $  282,098   $  286,542
                                             ==========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

  Current Liabilities:
     Current maturities of capital lease
      obligations:
         To affiliate                        $      393   $      373
         To third party                             403          391
     Note payable - bank                              -        4,810
     Accounts payable                            84,864       79,709
     Accrued expenses and other liabilities      17,156       18,138
     Acquisition earn-out obligation                  -        6,921
                                             ----------   ----------
        Total current liabilities               102,816      110,342
  Capital lease obligation, less current
   maturities:
         To affiliate                             5,513        5,715
         To third party                             604          841
  Deferred income taxes                           3,737        3,486
                                             ----------   ----------
        Total liabilities                       112,670      120,384
                                             ----------   ----------
 Stockholders' Equity:
     Common stock                                   256          255
     Additional paid-in capital                  77,686       77,091
     Retained earnings                           93,772       91,098
     Treasury stock at cost                      (2,286)      (2,286)
                                             ----------   ----------
        Total stockholders' equity              169,428      166,158
                                             ----------   ----------
        Total liabilities and stockholders'
          equity                             $  282,098   $  286,542
                                             ==========   ==========




CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Six months ended June 30, 2005 (Amounts in thousands)
                              Common Stock     Additional   Retained
                              ------------
                             Shares   Amount    Paid-In     Earnings
                                                Capital

Balance - December 31, 2004  25,462  $   255  $   77,091  $   91,098

Exercise of stock options,
 including income tax
 benefits                        92        1         427           -

Issuance of stock under
 employee stock purchase
 plan                            32        0         168           -

Net income                        -        -           -       2,674
                             ------  -------  ----------  ----------
Balance - June 30, 2005      25,586  $   256  $   77,686  $   93,772
                             ======  =======  ==========  ==========

                                   Treasury Shares
                                   ---------------
                                  Shares    Amount      Total


Balance - December 31, 2004        (362)  $ (2,286)  $ 166,158


Exercise of stock options,
 including income tax
 benefits                             -          -         428

Issuance of stock under
 employee stock purchase
 plan                                 -          -         168

Net income                            -          -       2,674
                                 -------   ---------  ---------
Balance - June 30, 2005            (362)  $ (2,286)  $ 169,428
                                 =======   =========  =========


CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, (Amounts in thousands)       2005      2004

 Cash Flows from Operating Activities:

   Net income                                      $  2,674  $  3,414
   Adjustments to reconcile net income to net cash
    provided by operating activities:
        Depreciation and amortization                 3,586     3,539
        Deferred income taxes                           432       916
        Provision for doubtful accounts               1,805     2,076
        Loss on disposal of fixed assets                 40         1

   Changes in assets and liabilities:
        Accounts receivable                          (4,796)   22,441
        Inventories                                  16,797      (232)
        Prepaid expenses and other current assets    (1,143)      905
        Other non-current assets                       (144)        2
        Accounts payable                              5,155   (23,576)
        Income tax benefits from exercise of stock
         options                                         80        85
        Accrued expenses and other liabilities         (982)    1,519
                                                     -------   -------
        Net cash provided by operating activities    23,504    11,090
                                                     -------   -------

 Cash Flows from Investing Activities:

   Purchases of property and equipment               (2,222)   (1,002)
   Proceeds from sale of property and equipment          13         -
   Payment of acquisition earn-out obligation        (6,921)  (11,095)
   Cash escrow distributed for acquisition                -     5,000
                                                     -------   -------
   Net cash used for investing activities            (9,130)   (7,097)
                                                     -------   -------

 Cash Flows from Financing Activities:

   Proceeds from short-term borrowings              125,205   174,121
   Repayment of short-term borrowings              (130,015) (179,735)
   Repayment of capital lease obligations              (407)     (163)
   Exercise of stock options                            348        58
   Issuance of stock under employee stock
    purchase plan                                       168       205
                                                     -------   -------
   Net cash used for financing activities            (4,701)   (5,514)
                                                     -------   -------

   Increase (decrease) in cash and cash
    equivalents                                       9,673    (1,521)
   Cash and cash equivalents, beginning of period     6,829     2,977
                                                     -------   -------
   Cash and cash equivalents, end of period         $16,502    $1,456
                                                     =======   =======


    CONTACT: PC Connection, Inc.
             Stephen Baldridge, 603-683-2052
             VP of Finance & Corporate Controller